EXHIBIT 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 20-F of Costamare Inc., a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), for the period ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied u on for any other purpose.

Date: February 27, 2018
By:	/s/ GREGORY ZIKOS

Name: Gregory Zikos
Title: Chief Financial Officer